SEPARATION AGREEMENT WITH
                  GENERAL RELEASE AND COVENANT
                           NOT TO SUE


          Victor J. Blanchet, Jr. ("Employee") and Orange and Rockland Utilities, Inc. ("Employer") hereby knowingly and voluntarily agree to enter into this Separation Agreement with General Release and Covenant Not to Sue ("Agreement") in order to resolve any and all claims between them pertaining to outstanding issues and to set forth all obligations between the parties. Employee and Employer acknowledge and agree that this Agreement constitutes the sole obligation of each to the other and that no other promises, commitments or representations have been made with or by each of the parties to the other.
          First: In accordance with Employee's resignation letter attached as Exhibit A, Employee's active employment with the Employer (and its subsidiaries and affiliates) will cease effective March 1, 1995. At that time, Employer agrees to place Employee on a paid leave of absence commencing March 1, 1995 and ending August 31, 1996 ("Leave of Absence") as of which time the Employee hereby voluntarily retires. During the Leave of Absence, Employer agrees to pay Employee $25,000 per month, less applicable payroll withholdings and deductions ("Separation Amount") in accordance with its regular payroll procedures. However, the parties acknowledge that should Employee obtain full-time employment during the Leave of Absence, the Separation Amount shall be reduced by the monies Employee receives. Employee acknowledges and warrants that he will furnish to Employer the name of any subsequent full-time employers and the amount of monies received therefrom during the Leave of Absence.
        (Confidential material has been omitted and filed separately with the Securities and Exchange Commission)
                                      Employee agrees that during
the Leave of Absence, he will not seek active employment with the Employer and that at the expiration of the Leave of Absence, he will no longer be an employee of, nor will he seek employment with, the Employer.
          Second: During the Leave of Absence, Employee shall be eligible for continued coverage under Employer's health plan benefits (comprehensive major medical, prescription drugs, vision care, dental, flexible reimbursement account plan), social security, management employees' savings plan (401(k) plan), life insurance, spouse life insurance, at Employee's cost, employees' retirement plan, officers' supplemental retirement plan ("SRP") and the 1994 and 1992-1994 executive incentive compensation plans to
the same extent as if he remained an active employee.   Except as
provided above, all other Employer benefits shall cease on March 1, 1995.
          Third: On March 15, 1995 or as soon thereafter as administratively possible, Employer shall pay Employee ten (10) weeks of pay, consisting of his entire accrued but unused vacation. Employee acknowledges that he is not entitled to any other vacation benefits.
          Fourth: Employee shall be entitled to retain for his personal use the laptop computer, IBM 360C, that previously has been made available to him.
          Fifth: Employer will pay reasonable attorney's fees and expenses for legal advice and representation of Employee, consistent with Employer's indemnification policy for officers and New York law for legal advice and representation of Employee by
        (Confidential material has been omitted and filed separately with the Securities and Exchange Commission)
        Sixth: In exchange for the above stated consideration, Employee agrees to forever release and discharge Employer and all of its subsidiaries, parents and affiliates, its officers, directors, employees, agents, and attorneys from any and all liabilities arising directly or indirectly out of his employment and resignation including any claims asserted and non-asserted he may have under the laws of New York for torts, contract or employment agreements or under any federal, state or local statute, regulations, rule, ordinance or order including, but not limited to, discrimination based on race, sex, age, religion, national origin, sexual orientation, physical, mental or medical condition, marital status or retaliation. This waiver includes any and all claims Employee may have under the Age Discrimination in Employment Act of 1967, Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1991, The Americans with Disabilities Act and the Employee Retirement Income Security Act.
          Seventh: As a material inducement to Employer to enter into this Agreement, save and except for any right by Employee to seek indemnity or defense in accordance with existing Employer policy and New York law with respect to any and all claims against Employee or Employer based on any and all lawful acts or omissions which occurred in connection with Employee's employment by and/or serving as a director of officer of Employer, Employee hereby irrevocably and unconditionally releases, acquits, and forever discharges Employer and all directors, officers, employees, representatives, attorneys, and all persons acting by, through, under or in concert with any of them, ("Releasees"), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever, known or unknown, which Employee now has, owns, holds, or claims to have, own, or hold, or which Employee at any time heretofore had, owned, held, or claims to have, own, or hold against each of the Releasees.
          Eighth: Employee agrees not to directly or indirectly take, support, encourage or participate in any action or attempted action which in any way would damage the reputation or business relationships of Employer and/or any of its subsidiaries, parents or affiliates, except if and to the extent required by law. During the Leave of Absence, Employee will not directly or indirectly engage in any competitive activity adverse to the Employer's interests and/or any of its subsidiaries, parents or affiliates interests without the express consent of Employer. Employee shall not divulge any confidential or proprietary information gained from his employment with Employer, except if and to the extent required by law. Employee will not disparage the Employer in any way and will only speak about Employer in positive terms. Employee warrants that he has returned all Employer property, materials, credit cards, car, etc. Employee agrees that he will cooperate as reasonably necessary consistent with his business obligations in any legal disputes and/or administrative proceedings or functions relating to issues and/or incidents which took place during his term of employment.
       (Confidential material has been omitted and filed separately with the Securities and Exchange Commission)
       Tenth: Employee acknowledges that the terms of this agreement and all discussions leading up to it are confidential and agrees that he will not divulge the terms of this Agreement to any third party, except his immediate family and attorney. Employer agrees to pay Employee's reasonable attorney's fees incurred in reviewing this Agreement by
        (Confidential material has been omitted and filed separately with the Securities and Exchange Commission)
up to $5,000.
          Eleventh: Employee warrants that he is fully competent to enter into this Agreement; he acknowledges that he has been afforded an opportunity to review this Agreement with independent counsel, that he has read and understands this Agreement; and that he has signed this Agreement freely and voluntarily.
          Twelfth: Should any provision of this Separation Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby and said illegal or invalid part, term or provision shall not be deemed to be a part of this Separation Agreement.
          Thirteenth: This Agreement constitutes the entire agreement between the parties. Any amendments to or changes in the obligations created by this Agreement shall not be effective unless reduced to writing and signed by the parties. All prior written or oral agreements between Employer and Employee are hereby terminated and expressly disavowed including, but not limited to, the Orange and Rockland Utilities, Inc. Severance Pay Plan dated as of January 3, 1991. This Agreement shall be construed under New York law and any actions relating thereto must be brought within the State of New York.
          Fourteenth: This Agreement and the payment of any consideration hereunder shall not be construed as an admission of any kind whatsoever on the part of Employer, and/or any of its subsidiaries, parents or affiliates, their officers, agents, representatives or employees.
          Fifteenth: Employee acknowledges that he has been given at least 21 days to decide whether to sign this Agreement.
Further, Employee understands that he has the opportunity to revoke such Agreement within 7 days of signing it and that he must return all amounts received hereunder in such event.
          PLEASE READ CAREFULLY.  THIS SETTLEMENT AGREEMENT
INCLUDES A WAIVER AND RELEASE. To signify their agreement to the terms of this Agreement, the parties have executed this Agreement on the date set forth opposite their signatures which appear below.

February 28, 1995               /s/ Victor J. Blanchet, Jr.
Date                            Victor J. Blanchet, Jr.

March 1, 1995                   /s/ D. L. Peoples

Date                            Orange and Rockland Utilities, Inc.
                                Vice Chairman & CEO

                            EXHIBIT A


                                               February  28, 1995



Mr. D. Louis Peoples
Chief Executive Officer
Orange and Rockland Utilities, Inc.
One Blue Hill Plaza
Pearl River, New York  10965

Dear Lou:

          I hereby resign effective March 1, 1995 as a director, officer and/or active employee of Orange and Rockland Utilities, Inc., Rockland Electric Co., Pike County Light and Power Co., Clove Development Corporation, O&R Development, Inc., O&R Energy, Inc., O&R Energy Development, Inc., Millbrook Holdings, Inc., Saddle River Holdings Corp., and Atlantic Morris Broadcasting Inc. Further, I hereby elect to retire from employment effective August 31, 1996 and until that time agree and request to be placed on a leave of absence.

                                Very truly yours,


                                /s/ Victor J. Blanchet, Jr.


                                Victor J. Blanchet, Jr.